Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202565) of Tampa Electric Company of our report dated February 9, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Certified Public Accountants

Tampa, Florida

February 9, 2018

PricewaterhouseCoopers LLP, 4040 West Boy Scout Boulevard, Suite 1000, Tampa, FL 33607-5745

T: (813) 229 0221, F: (812) 229 3646, www.pwc.com/us